                                                                    Exhibit 10.4

                             STUDIO LEASE AGREEMENT

         THIS STUDIO LEASE AGREEMENT, is entered into as of the 29th day of August, 1997, by and between The Hearst Corporation ("Hearst" and also herein referred to as "Tenant"), a Delaware corporation, and Argyle Television, Inc. ("Argyle"), a Delaware corporation.

         WHEREAS, Hearst and Argyle have entered into an Amended and Restated Agreement and Plan of Merger dated as of March 26, 1997 (the "Merger Agreement") pursuant to which certain Hearst subsidiaries will, subject to the terms and conditions of the Merger Agreement, merge with and into Argyle; and

         WHEREAS, Argyle will be the surviving corporation under the Merger Agreement and will be renamed Hearst-Argyle Television, Inc. ("HAT" and also herein referred to as "Landlord"); and

         WHEREAS, Hearst, or a subsidiary, is the licensee of radio stations WBAL(AM) and WIYY-FM, Baltimore, Maryland (each a "Radio Station" and collectively, the "Radio Stations"); and

         WHEREAS, the Radio Stations occupy certain space and facilities within certain premises, which premises will at the Effective Time (as such term is defined ill the Merger Agreement), become the property of HAT; and

         WHEREAS, in connection with the Merger, HAT will become the owner of television station WBAL-TV, Baltimore, Maryland; and

         WHEREAS, it is the intention of the parties hereto that the Radio Stations will continue to occupy and use such premises following the Effective Time on terms and conditions set forth hereinafter; and

         WHEREAS, this Studio Lease Agreement is entered into in accordance with
Section 9.02(i) of the Merger Agreement and in further consideration thereof;

         NOW, THEREFORE, Hearst and Argyle hereby agree as follows:

         1. Leased Premises. Landlord is the owner of certain real property and a building located at 3800 Hooper Avenue, Baltimore, Maryland 21211, which is used for the main studios and transmission facilities of Television Station WBAL-TV. A portion of such premises (including parking areas and facilities and driveway) is occupied and used by the Radio Stations, which portion is more particularly described in Exhibit A attached hereto and made a part hereof (the "Leased Premises"). Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the "Leased Premises".

         2. Term of Lease. The term ("Term") of this lease shall be for a period of 36 months commencing at the Effective Time and unless sooner terminated as provided in this Lease, ending on a date (the "Expiration Date") which shall be the 36 month anniversary of the Effective Time.

         3. Rent. In accordance with Section 9.01(i) of the Merger Agreement, Hearst and Argyle have entered into a Management Services Agreement of even date with this Studio Lease Agreement whereby HAT will provide certain management services to Hearst with respect to the Radio Stations, and Hearst will pay HAT certain amounts in consideration of such services. For each year during the Term, the full and complete consideration to Landlord for this Studio Lease Agreement shall consist of: (a) those annual amounts payable to HAT under said Management Services Agreement, plus (b) the annual costs related to the Services provided by the Landlord to the Radio Stations, which the parties agree shall be substantially similar to the annual expense amounts Hearst has historically allocated to the Radio Stations (by way of example, Exhibit B hereto sets forth the 1997 expense amounts Hearst has allocated to the Radio Stations). Such consideration shall be subject to pro rata adjustments for partial years of the Term. Such consideration includes all amounts whatsoever (as rent or otherwise) payable by Tenant to Landlord with respect to this Studio Lease Agreement, and Tenant shall not be obligated to pay any additional amounts to Landlord. In the event that said Management Services Agreement shall terminate prior to the expiration or termination of the Term hereunder or a Radio Station shall be sold to a third party as contemplated by Section 2, then Landlord and Tenant shall negotiate in good faith amounts payable to Landlord in consideration of this Studio Lease Agreement.

         4. Services. During the Term, Landlord shall operate and maintain the Leased Premises in a manner consistent with past practice with respect to the operation and maintenance of the Building by Hearst Broadcast Group and in accordance with all applicable laws and regulations and shall provide the following services to the Leased Premises: (i) all utilities, including heat, ventilation, cooling, lighting, and electrical service; (ii) insurance; (iii) telephone; (iv) building maintenance, and (v) janitorial service and all other services as needed by Tenant consistent with past practice with respect to Services previously provided by Hearst Broadcast Group to the Radio Stations (the "Services"). Landlord shall maintain and repair the foundations, structure and roof of the Building and shall operate, maintain, repair and replace the systems, facilities and equipment necessary to provide the services described in this Section.

         5. Taxes. Tenant shall not be responsible for payment of real estate or other taxes, and any increases or escalations thereto on its portion of the real property during the Term, except with respect to those allocations payable by Tenant pursuant to paragraph 3(b) above.


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
         6.       Landlord's and Tenant's Liability.

                  (a) Landlord will not be responsible for any damage to Tenant's property, business, or agents or employees resulting from any electrical power failure, fire, lightning, windstorm or Force Majeure Event, or any other damage or loss not caused by the gross negligence or intentional wrongdoing of Landlord or its employees. Landlord's liability to Tenant in the event of any loss or damage to Tenant's property or the Leased Premises caused by the gross negligence or intentional wrongdoing of Landlord or its employees shall be limited to the cost of repairing or replacing such property, plus any reasonable and necessary costs of removing and reinstalling such property. Landlord shall not be liable for any loss of business, or for any consequential damages whatsoever caused by gross negligence or the intentional wrongdoing of Landlord or its employees.

                  (b) Tenant will not be responsible for any damage to Landlord's property, business, or agents or employees resulting from any electrical power failure, fire, lightning, windstorm or Force Majeure Event, or any other damage or loss not caused by the gross negligence or intentional wrongdoing of Tenant or its employees. Tenant's liability to Landlord in the event of any loss or damage to Landlord's property or the Building caused by the gross negligence of Tenant or its employees shall be limited to the cost of repairing or replacing such property, plus any reasonable and necessary costs of removing and reinstalling such property. Tenant shall not be liable for any loss of business, or for any consequential damages whatsoever caused by gross negligence or the intentional wrongdoing of Tenant or its employees.

         7. Additional Construction. Any plans for alterations, additions, improvements or any other additional construction and installation by Tenant shall be submitted to Landlord for its approval in writing. Landlord hereby agrees not to unreasonably withhold or delay its consent regarding any such alterations, additions or improvements. No such approval is necessary for the continued operation and maintenance of the equipment and facilities in place at the time of the execution of this Agreement. The installation and construction shall conform with all requirements imposed by the Federal Communications Commission and all other federal, state and local governmental agencies.

         8.       Destruction of Premises.

                  (a) If Landlord's building is totally destroyed by wind, explosion, fire, or other casualty of any kind, either Tenant or Landlord shall have the option of terminating this Lease or any renewal thereof, upon giving written notice at any time within thirty (30) days from the date of such destruction, and if the lease be so terminated, all rent shall cease as of the date of such destruction.


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
                  (b) If Landlord's building should be damaged by wind, explosion, fire or other casualty (or if totally and completely destroyed and neither party elects to terminate this Lease Agreement within the provisions of subparagraph (a) above), then in either event, the Landlord may, at its sole cost and expense, restore building to a condition substantially similar to that immediately prior to such destruction or damage. Landlord shall be entitled to all proceeds of any insurance policies in the event it undertakes repairs. In such case, all rents paid in advance shall be apportioned as of the date of damage or destruction and all rent thereafter accruing shall be equitably and proportionately suspended or adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding, restoration or repair, except that in the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct Tenant's business on the Leased Premises, the rent shall be completely abated until building is restored by the Landlord. The Landlord shall not be liable for any inconvenience or interruption of business of Tenant or of any damage of any kind to Tenant's property or equipment occasioned by electrical interference, wind, explosion, fire or other cause or casualty of any kind not attributable to the Landlord. In lieu of restoring the building as set forth in this paragraph, Landlord may terminate the lease upon ninety (90) days prior written notice to Tenant.

                  (c) If Landlord undertakes to restore, rebuild or repair building in accord with the provisions of subparagraph (b) above, and such restoration, rebuilding or repair is not accomplished within two hundred seventy
(270) days from the date of the casualty, Tenant shall have the right to immediately terminate this Lease Agreement by written notice to Landlord.

         9. Use of Property. Tenant shall use the leased property solely for the purpose of operating the Radio Stations and for no other purpose whatsoever.

         10. Termination. Upon termination of this Agreement, for whatever cause, Tenant shall, at the request of Landlord and at Tenant's expense, remove any equipment that has been installed by Tenant or its predecessors and shall properly make such replacements and repairs as are necessary to conform the building to its original condition, normal wear and tear and damage due to fire or casualty excepted. In addition, Tenant shall disconnect and safely seal off all wires, conduits, liens and any other devices or systems located within Landlord's building that were installed by or for Tenant or its predecessors, and used in connection with the operation of the Radio Stations and related facilities and equipment. In the event of any removal of equipment, Tenant shall not cause any damage to building, including the roof, and shall promptly repair any damage to building that may result from the removal of the equipment, normal wear and tear and damage due to fire or casualty excepted. All leased spaces shall be left in their original condition, excepting ordinary use and wear and damage due to fire or casualty.


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
         11. Landlord's Rights of Access. Landlord or its agent shall have the right to enter the Leased Premises at all times in order to examine it or to make repairs, improvements or additions to the Leased Premises as Landlord may deem desirable. Landlord shall not in any event be liable for any inconvenience, annoyance, disturbance, loss of business, or other damage to Tenant by reason of making such repairs or the performance of any such work on or in the Leased Premises, or on account of bringing materials, supplies, and equipment into or through the Leased Premises during the course of such work, and the obligations of Tenant in this Lease shall not hereby be affected in any manner.

         12. Right to Assign and Sublease. Tenant shall not sublet the Leased Premises or any portion thereof or assign or transfer its rights hereunder to any third party unless Tenant shall first have obtained the written consent of Landlord, except that Tenant may assign its right and obligations hereunder to any buyer of a Radio Station(s) as contemplated by Section 2, in which event Tenant shall be relieved of any further liability hereunder provided that such buyer agrees to assume all of the duties and obligations imposed hereunder on Tenant. Any attempted assignment or other transfer in violation of the foregoing shall be null and void ab initio.

         In the event Landlord should sell or otherwise transfer the Leased Premises, Landlord shall have no further duties or obligations hereunder provided that the transferee agrees to assume all of the duties and obligations imposed hereunder on Landlord. Upon such a transfer, Tenant shall, for all purposes expressed herein and incidental hereto, accept such transferee as its lessor hereunder. Landlord may assign any or all rights, duties and obligations created hereunder without the consent of Tenant.

         13. Compliance With Laws and Regulations. Tenant, at its sole expense, shall comply with all laws, orders, and regulations of all federal, state, and local authorities and with any direction of any public officer, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the Leased Premises. Tenant, at its sole expense, shall obtain all licenses or permits which may be required for the conduct of its business during the term of this Lease Agreement, or for the making of repairs, alterations, improvements, or additions. Tenant further agrees to protect, indemnify and save harmless Landlord from and against any fine, penalty or expense imposed or incurred, including reasonable attorney's fees, for any violation of such ordinances, rules, regulations, and statutes with regard to the Leased Premises.

         14. Condemnation. If the building or any part thereof is condemned, taken or ordered dismantled by any governmental authority, corporation or entity having the power of eminent domain or condemnation, or other power to order dismantling, so as to make the Leased Premises unusable by Tenant, then this Agreement shall terminate from the time possession is taken by the condemning authority, or dismantling is begun, as the case may be, and the


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
parties hereto shall have no obligation hereunder with respect to any period thereafter. Tenant shall receive a proportionate refund from Landlord of any rent paid by Tenant in advance. All proceeds of any such condemnation award shall be the sole property of Landlord.

         Should any governmental authority order or direct Landlord to make any alteration to the building, any delay, disruption or hindrance hereby caused to Tenant, its broadcasting, radio transmissions or business shall not affect or impair Tenant's obligation to make the payments provided for hereunder. A prorated portion of the rent provided for herein shall be deducted if the site is unusable by Tenant for more than 72 hours in the event of such an alteration. Landlord shall make such required alterations as promptly as reasonably possible.

         15.      Mechanic's or Other Liens.

                  (a) Notwithstanding anything to the contrary contained in this lease, Tenant, its successors and assigns, warrant and guarantee to Landlord, its successors and assigns that if any mechanic's liens or any other lien or encumbrance of any nature or kind (including for unpaid taxes) shall be filed against the building of which the Leased Premises forms a part, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, or for failure by Tenant to pay or discharge any other obligation or liability, (i) the same shall be discharged by Tenant, by either payment, by bond or otherwise, at the sole cost and expense of Tenant, within fifteen (15) days of the giving of notice thereof by Landlord, (ii) either a release or satisfaction of lien, as the case may be, shall be filed with the County Clerk of the county in which the building is situated within such fifteen (15) day period, and (iii) a copy of such release or satisfaction, as the case may be, certified to by such County Clerk shall be delivered to Landlord within five (5) days after such filing.

                  (b) In the event such mechanic's lien or other lien is not discharged timely, as aforesaid, Landlord may discharge same for the account of and at the expense of Tenant by payment bonding or otherwise, without investigation as to the validity thereof or of any offsets or defenses thereto, and Tenant shall promptly reimburse Landlord, as additional rent, for all reasonable costs, disbursements, fees and expenses, including, without limitation, legal fees, incurred in connection with so discharging said mechanic's lien or other lien, together with interest thereon from the times of payment until reimbursement by Tenant. Tenant shall, within five (5) days of demand therefor by Landlord, pay to Landlord as additional rent, the sum of One Thousand ($1,000.00) Dollars on account of Landlord's legal fees and disbursements, but the foregoing shall not limit the extent of Tenant's liability as set forth above.


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
                  (c) In the event such mechanic's lien or other lien is not discharged timely, as aforesaid, Landlord, in addition to all other rights granted to Landlord in this lease and without limitation, may institute a dispossess summary proceeding based upon such failure to discharge any such lien. In the event Tenant fails to deliver to Landlord the certified copy of the release or satisfaction required hereunder within the time period provided for the delivery thereof to Landlord, Landlord shall have the right to assume that such mechanic's lien or other lien has not been discharged and Landlord shall have all of the rights and remedies provided for herein based upon Tenant's failure to discharge any such lien.

                  (d) Tenant, at its sole cost and expense, shall procure written waivers of the right to file mechanic's liens executed by contractors, subcontractors, material suppliers and laborers simultaneously with payment for the labor performed or materials furnished has been made to each contractor, subcontractors, material suppliers and laborers simultaneously upon payment in full for the labor performed or materials furnished by such contractor, material supplier or laborer. Any failure or refusal on the part of Tenant to comply with the foregoing shall be deemed a default under this lease.

         16. Default. In the event Tenant, at any time during the term hereof, shall default in the performance of any of its obligations under this Agreement and such default shall continue for more than ten (10) days after notice, either oral or written, of such default has been given by Landlord to Tenant, Landlord, at its election, may terminate this Agreement. Such right of Landlord to terminate this Agreement shall not be exclusive, however, and shall not constitute or effect a limitation, restriction, or waiver of any other right or remedy of Landlord provided by law and shall not relieve or release Tenant from its obligation to indemnify Landlord and its tenants as herein set forth.

         17. Notices. Any written notice or demand required or permitted to be given or made hereunder shall be made by personal delivery, facsimile, or by certified mail in a sealed envelope, postage prepaid, addressed as follows:

                           If to Landlord:
                           Hearst-Argyle Television, Inc.
                           888 Seventh Avenue
                           New York, New York 10106
                           Attn:  David J. Barrett
                                  President and C.O.O.


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
                           If to Tenant:
                           The Hearst Corporation
                           959 Eighth Avenue
                           New York, New York 10019

                           Attn:  Jonathan E. Thackeray, Esquire
                                  Vice President and General Counsel

Either party may, from time to time, designate any other address for this purpose by written notice to the other party.

         18. Brokers. Each party hereto represents and warrants that it has not dealt with any broker in connection with the negotiation or execution of this Lease. Each party hereto agrees to indemnify and hold the other party hereto harmless from and against any and all damage, loss, cost or expense including, without limitation, all reasonable attorneys' fees and disbursements, incurred by reason of a breach by the indemnifying party of the foregoing representation and warranty, and such obligations shall survive the expiration or sooner termination of this Lease.

         19. Force Majeure Event. Any obligation of Landlord which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials, war, governmental laws or action, or lack thereof, or any other causes of any kind whatsoever which are beyond Landlord's reasonable control (each a "Force Majeure Event"), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance. Tenant shall likewise not be deemed in default in the performance of any of its obligations under this Lease (other than monetary obligations) if it is unable to fulfill such obligations by reason of a Force Majeure Event, provided that the foregoing shall not serve to relieve Tenant from the timely obligation to pay Base Rent or any other charges due by it hereunder or from the performance of any other financial obligation of Tenant under this Lease.

         20. Tenant's Early Termination Option. Provided this Lease shall then be in full force and effect, and Tenant shall not be in default hereunder beyond any applicable notice or grace period, Tenant shall have the right, at any time during the term hereof, to terminate this Lease ("Tenant's Termination Option"), provided that (i) Tenant shall sell the Radio Stations to a third party and (ii) Tenant shall give notice to Landlord of the exercise of Tenant's Termination Option (the "Termination Option Notice") not later than ninety (90) days prior to the intended termination date (the "Early Termination Date"). If Tenant has timely delivered the Termination Option Notice and continues to make all payments due under this Lease and is not in default hereunder through the Early Termination Date, then this Lease shall expire on the Early Termination Date with the same force and effect as if the Early Termination Date were the Expiration Date. In the event Tenant shall sell a Radio Station (rather than the Radio Stations) then this Lease shall terminate only as to that portion of the Leased Premises occupied


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
by such Radio Station, provided the terms and conditions set forth above have been complied with fully. The Lease shall, on or before the Early Termination Date, be amended by Landlord to reflect, inter alia, the decrease in the amount of square feet leased by Landlord to Tenant.

         21. Construction of Language. The terms Lease, Lease Agreement, or Agreement shall be inclusive of each other, and also shall include renewals, extensions, or modifications of the Lease Agreement. Words of any gender used in this Lease Agreement shall be held to include any other gender, and words of the singular shall be held to include the plural and the plural to include the singular when the sense requires. The paragraph headings and titles are not a part of this Lease Agreement and shall have no effect upon the construction and interpretation of any party hereof.

         22. Governing Law. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of Maryland, without regard to its conflicts of laws principles.

         23. Entire Agreement. This instrument contains the entire agreement between the parties, and no statement, premise, inducement, representation or prior agreement which is not contained in this written agreement shall be valid or binding.

         24. Amendment. No amendment, modification, alteration or revision of this Lease Agreement shall be valid and binding unless made in writing and signed by an officer of Tenant and by an officer of Landlord.

         25. Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

IN WITNESS WHEREOF, Hearst and Argyle have caused this Lease Agreement to be executed as of the date first above written.

                                             THE HEARST CORPORATION
ATTEST:

/s/ Jonathan C. Mintzer                      /s/ Jonathan E. Thackeray
------------------------------               -----------------------------------
Assist Secretary                             By:  Jonathan E. Thackeray
                                             Name:  Vice President
[Corporate Seal]

ATTEST:                                      ARGYLE TELEVISION, INC.

/s/ Teresa Lopez                             /s/ Harry T. Hawks
------------------------------               -----------------------------------
Secretary                                    By:  Harry T. Hawks
                                             Name:  Chief Financial Officer
                                                       Secretary & Treasurer
[Corporate Seal]


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
                                   EXHIBIT A







                            [FLOORPLAN THIRD FLOOR]

                            [FLOORPLAN FOURTH FLOOR]

                                    EXHIBIT B

                     H E A R S T   B R O A D C A S T I N G

                        EXPENSE ITEMS ALLOCATED TO RADIO

                              BASED ON 1997 BUDGET

                                UNIT: WBAL RADIO


                                                               AMOUNT ALLOCATED/               ALLOCATION
EXPENSE CATEGORY/ITEM                                          CHARGED TO RADIO                PERCENTAGE
----------------------------------------------------     -----------------------------     -----------------
Accounting:                  Accounting Expenses                     $ 28,330                      30.0%
                             Accounting Salaries                      110,439                      30.0%

Telephone:                   Equipment Charges                         77,016                      30.0%

Utilities:                   Electric                                  67,008                      30.0%
                             Water & Sewage                             1,860                      30.0%
                             Gas                                       10,250                      30.0%

Insurance:                   Libel                                      6,780                      30.0%
                             Property                                  15,180                      20.0%
                             Casualty                                  34,470                      20.0%
                             Other                                     14,790                      30.0%

Taxes:                       Real Estate Taxes                         26,160                      30.0%
                             Personal Property                         58,070                      15.0%
                             Other                                     18,075                      30.0%

Building Services:                                                    169,485                      30.0%

Other Payroll:               News                                      51,996                Flat Charge
                             Volpe/Bryant                              34,112                Flat Charge
                             Telephone Operator                         6,756                      30.0%
                             Building Services                         40,076                      30.0%

Legal:                       FCC Retainer                               8,040                      34.0%

Miscellaneous:               Other - Employee Outing                    3,300                      30.0%
                             Postage & Freight                         13,670                Flat Charge



TOTAL:                                                               $798,863


Note:    (1) Radio Picks up $96,292 in Expense
             For Detour Dave

                                                                        02/28/97


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